SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐ Definitive Proxy Statement
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☑ Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release

FOR IMMEDIATE RELEASE

OLIVER PRESS PARTNERS SETS RECORD DATE FOR COMVERSE TECHNOLOGY, INC. (CMVT.PK) CONSENTS

New York, New York -- April 30, 2007 - Oliver Press Partners, LLC announced today that it had delivered to Comverse Technology, Inc. [CMVT.PK] the first Demand for the calling of a Special Meeting for the Election of Directors of Comverse. The effect of that delivery is to establish tomorrow, May 1, as the record date for the solicitation by OPP of Consents from other Comverse shareholders in support of the Special Meeting. OPP expects that shareholders will begin to receive their consent materials by early next week. Once OPP has obtained Consents from the holders of at least 10% of the outstanding Comverse shares and demanded the Special Meeting, the Company will be obligated under New York Law to call the Special Meeting. In its Demand delivered today, OPP specified Monday, July 23 as the meeting date.

OPP is seeking to call the Special Meeting in order to give shareholders the opportunity that has been denied them for almost two years to elect the Board of Directors. OPP currently intends to nominate for election to the Board all current directors, including Andre Dahan, who takes office today as the Company’s Chief Executive Officer, assuming they consent, as well as Augustus K. Oliver and Clifford Press, the two principals of OPP. The net effect of OPP’s effort, if successful, will be to add Messrs. Oliver and Press to the existing Board. Clifford Press, a partner of OPP, said “Our action today provides shareholders with the opportunity to exercise their rights under New York law to determine who should represent their interests on the Board of Directors. We believe a vital component of that representation that is currently lacking is a meaningful ownership interest. In our view, this representation is critically important as the Company works to develop a value recovery plan. The process we have initiated today is designed to rectify that deficiency.”

Questions regarding the solicitation may be addressed to OPP or to OPP’s proxy solicitors, Innisfree M&A Incorporated, 501 Madison Avenue, 19th Floor, New York, NY 10022 by mail, or toll-free at (877) 456-3442, or by email at OPP@innisfreema.com.

Contact: Michael Brinn
(212) 750-8253 or:

Oliver Press Partners, LLC
152 West 57th Street, 46th Floor
New York, NY 10019

Gus Oliver (212) 277-5654

Clifford Press (212) 277-5635

ADDITIONAL INFORMATION

Oliver Press Partners, LLC (“Oliver Press”) filed a preliminary solicitation statement with the Securities and Exchange Commission (the “SEC”). Oliver Press will prepare and file with the SEC a definitive solicitation statement and may file other solicitation materials. COMVERSE TECHNOLOGY, INC. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY SOLICITATION STATEMENT AND THE DEFINITIVE SOLICITATION STATEMENT AND OTHER MATERIALS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary solicitation statement and the definitive solicitation statement (when available), and any other documents that may be filed by Oliver Press with the SEC in connection with the demand for the special meeting through the SEC’s web site at www.sec.gov. Shareholders may also obtain free copies of the preliminary solicitation statement, definitive solicitation statement (when available) and other documents filed by Oliver Press in connection with the demand for the special meeting by directing a request to: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor New York, NY 10022 or by phone at (877) 456-3442.

OLIVER PRESS PARTICIPANT INFORMATION

IN ACCORDANCE WITH RULE 14A-12(A)(1)(I) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF SHAREHOLDERS AND THEIR INTERESTS ARE SET FORTH IN THE PRELIMINARY SOLICITATION STATEMENT THAT WAS FILED BY OLIVER PRESS WITH THE SEC.